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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT
                            ------------------------

        AGREEMENT entered into as of the 10th day of August 1999 (the "Effective Date"), between L&H Applications USA Inc. with its principal place of business in Waltham, Massachusetts ("Buyer"), and International Microcomputer Software, Inc., a California corporation with its principal headquarters in Novato, California ("Seller or Company").

                                    RECITALS:

        WHEREAS, Seller is in the business, among others, of the development and sale of speech recognition software with regard to language learning software;

        WHEREAS, the Buyer wishes to acquire (directly or indirectly through subsidiaries) from Seller all of the assets and properties necessary for or material to the business and operations of the Seller's language learning product lines listed on Exhibit 4 attached hereto (the "Business"), and Seller wishes to convey such assets to Buyer, subject to the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to consummate said sale, the parties hereto agree as follows:

1.      PURCHASE AND SALE OF ASSETS.

1.1.    Sale of Assets.

1.1.1. Subject to the provisions of this Agreement, Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.4 hereof), all of the assets necessary for or material to the Business of every kind and description, tangible and intangible, whether or not currently used in the Business, and wherever located, without limitation including the following:

        (i) All copies of the source code to the software for the Business and copies of the object code of the software for the Business, (whether licensed, owned or under development) and all trade secrets, formulae, algorithms, technical documentation, patents, shrink wrap/end user license agreements, copyrights, trademarks, data and other proprietary information relating to the Business;

        (ii)    All dictionaries for all languages.

        (iii) All development tools created to build the source and object code and the dictionaries.

        (iv) All master CD-ROMs of all final versions of object code being purchased pursuant to this Agreement.

        (v) All of the following materials pertaining to the Business: (A) pre-existing database customer lists and end-user registration databases, (B) training manuals and materials, (C) advertising and promotional materials, (D) plans, designs, procedures, research data, drawings, models, blue prints, specifications, flow sheets, equipment and parts list and descriptions and related instructions (the "Business Records") and (E) product packaging, marketing collateral, product strategy documentation, press quotes and awards;

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        (vi)    All of the Seller's rights, title and interest in its
                intellectual property and to its patent applications and patents, including any patents issuing therefrom, and any reissues, reexaminations, divisions, continuations in whole or in part, extensions and foreign counterparts thereof;

        (vii) To the extent transferable, any and all permits, licenses, orders, ratings and approvals of federal, state or local governmental or regulatory authorities held in connection with, necessary for, or material to the Business; and

        (viii)  All of the assets set forth in Exhibit 5 attached hereto.

1.1.2. In addition, Seller agrees to provide Buyer a CD-ROM that contains clip art images from its MasterClips collection and to license such clip art to L&H in order to make them available for use in Buyer's technologies and products. Seller agrees that Buyer may select up to 20,000 clip art images royalty free from the aforementioned CD-ROM.

1.1.3. Seller will also deliver to Buyer a list of its Voice Direct registered usernames and Buyer will have unlimited access to reasonably use those names in its course of business. Seller agrees that it will not make those names available for any usage or purpose whatsoever to any other company competing with the business of Buyer or to its resellers such as, but not limited to, mail catalogs etc. Buyer agrees that it will honor the "opt out" field that indicates whether the registered user will accept unsolicited electronic mail to any Voice Direct registered user.

The assets, property and business of the Seller to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the "Subject Assets."

1.2.    Purchase Price and Payment

1.2.1. The total consideration for the sale by the Seller to Buyer of the Subject Assets shall be 1,800,000 USD ("Purchase Price"). The Purchase Price shall be paid as follows:

        - Upon Buyer receiving a mutually acceptable executed copy of this Agreement, by facsimile, from Seller, Buyer will pay 50,000 USD to Seller within 3 business days as "good faith" pursuant to wire instructions provided by Seller to Buyer in writing.

        - On the Closing Date, Buyer will initiate a wire transfer in the amount of 1,500,000 USD (subject to adjustment pursuant to article 1.2.2. below) from Belgium to the bank account indicated by Seller in writing prior to the initiation of the wire transfer. Buyer shall provide Seller with evidence of the initiation of such wire transfer.

        - In addition to the 1,500,000 USD (subject to adjustment) payment made by Buyer to Seller pursuant to the previous paragraph, on the Closing Date, Buyer will initiate a second wire transfer in the amount of 50,000 USD from Belgium to a bank account indicated by Seller in writing prior to the initiation of the wire transfer. Within one (1) business day of Seller's receipt of said 50,000 USD, Seller agrees to: (i) pay VDO Systems 50,000 USD; and (ii) effect, in writing, the satisfaction of all royalty payments under the contract dated February 10, 1999 between Seller and VDO Systems.

        - On the Closing Date Buyer will initiate a wire transfer from Belgium in the amount of 200,000 USD to the escrow agent according to article 1.2.3 of this Agreement.

1.2.2. Notwithstanding what is mentioned in 1.2.1, should the "Closing" occur on or before August 13, 1999, Buyer shall receive a discount of 50,000 USD, which will bring the total

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        Purchase Price to 1,750,000 USD, which shall be applied to reduce the
        $1,500,00 USD payment due on the Closing Date to $1,450,000. Both Parties will use their best efforts to "close" the contemplated transaction on or before August 13, 1999.

1.2.3 Buyer and Seller agree to execute, upon approval by an agreed upon escrow agent (but no later than the Closing Date), an Escrow Agreement in substantially the form attached hereto as Exhibit 6.

1.3.    Assumption of liabilities

        (a) Buyer shall not assume or agree to perform and discharge in the ordinary course of business (i) any of the liabilities and obligations of Seller arising under the unfilled portions of those sales orders from customers of Seller and (ii) any accounts payables existing or arising before the Closing.

        (b) Buyer shall not assume or be bound by any obligations or liabilities of Seller of any kind or nature, known, unknown, accrued, absolute, contingent, whether or not disclosed on and Exhibit hereto or otherwise, whatsoever, all of which shall be retained by Seller (the "Retained Liabilities"). Seller shall be responsible for and pay any and all losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and fees of counsel, as the same are incurred, of every kind or nature whatsoever made by or owed to any person to the extent any of the foregoing relates to (a) the Seller's operations and assets, (b) the inventory existing at the moment of the Closing, (c) the Retained Liabilities, (d) any contracts or other agreements or understandings relating to the Business to which Seller is a party which are not expressly listed and assumed hereunder, or (e) operations or assets acquired under this Agreement to the extent arising in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing prior to or on the Closing Date, including without limitation, any liabilities for any express or implied warranties under any of the shrink wrap/end user license agreements.

1.4.    Closing Date.

        The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Lernout & Hauspie Speech Products USA, Inc. in Burlington, Massachusetts at 10:00 a.m. (Eastern Time Zone) on August 12, 1999 (the "Closing Date"), or at such other place, date or time as may be fixed by mutual agreement of the parties.

1.5.    Transfer of Subject Assets.

        At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title, free and clear of all liens, restrictions and encumbrances, to all the Subject Assets in form and substance satisfactory to counsel for Buyer. Seller shall, at Buyer's expense, crate, remove and transport the Subject Assets from the Seller's facility to such destinations as Buyer shall request.

1.6.    Further Assurances.

        Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in

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        addition to those delivered under Section 1.5) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets.

1.7.    Collection of Receivables.

        Seller shall have the right and authority to collect the accounts receivable of Seller (including, without limitation, those relating to the Business) existing as of the Closing Date, provided such collection shall be conducted in a manner which will not be reasonably expected to impact Buyer negatively, the business being acquired hereunder or Buyer's relationship with any customer. Buyer shall cooperate with Seller in connection with Seller's efforts to collect such accounts receivable, and shall promptly pay over to Seller amounts paid to Buyer in respect of such receivables.

2.      REPRESENTATIONS AND WARRANTIES OF SELLER.

        Seller hereby represents and warrants to Buyer as follows:

2.1.    Organization and Qualification of Seller.

        The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is validly existing in accordance with its Articles of Incorporation and Bylaws.

2.2.    Authority and Binding Effect.

        The Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

2.3.    Present Compliance with Obligations and Laws.

        Neither the ownership nor use of the Subject Assets by Seller violates or, with or without the passage of time or the giving of notice, or both, would reasonably be expected to violate, conflict with or result in a default or right to accelerate under, any term of any material lien, encumbrance, mortgage, deed of trust, lease, license, agreement or condition of any material debt instrument or any law, regulation, administrative order or judicial order applicable to the Seller that could materially and adversely affect the Subject Assets.

2.4.    No Conflict of Transaction with Obligations and Laws.

        (a) Neither the execution, delivery nor the performance of this Agreement by Seller, or the performance by Seller of the transactions contemplated hereby, will: (i) constitute a breach or violation of the bylaws of Seller; (ii) result in the creation of any lien, charge or

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            encumbrance on the Subject Assets; (iii) constitute (with or without the passage of time or giving of notice) a default under or breach of any material agreement, instrument or obligation to which the Seller is a party or by which it or any of the Subject Assets are bound; or (iv) result in a violation of any law, regulation, administrative order or judicial order applicable to the Seller that could materially and adversely affect the Subject Assets.

        (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Seller do not require the Seller to obtain any material consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority or other third party.

2.5.    Absence of Undisclosed Liabilities.

        To the knowledge of Seller, there is no fact which materially adversely affects, or may in the future (so far as can now be reasonably foreseen) materially adversely affect, the Subject Assets provided that no representation is made as to general economic conditions or the general fluctuations of the speech recognition industry.

2.6.    Absence of Certain Changes.

        Since June 1, 1999, there has not been:

              (i) any encumbrance or lien placed on any of the Subject Assets which remains in existence on the date hereof or at the time of Closing;

              (ii) any obligation or liability incurred by the Sellers with respect to the Business other than obligations and liabilities incurred in the ordinary course of business, consistent with past practice;

              (iii) other than in the ordinary course of business, any adverse change, or event or circumstances which would reasonably be expected to result in any material adverse change in the assets used in, or in the business relationships or the operation of, the Business.

2.7.    Title to Properties; Liens; Condition of Properties

        (a) The Subject Assets do not include any real property or leasehold interests in real property. Seller owns all of the Subject Assets, and Seller has and is conveying to Buyer hereunder good and valid title to all the Subject Assets. None of the Subject Assets, tangible or intangible, is subject to any mortgage, pledge, lien, tax lien, conditional sale agreement, security interest, encumbrance, claim or other charge or restraint on transfer of any nature whatsoever. All financing statements under the Uniform Commercial Code previously filed with respect to any of the Subject Assets in any jurisdiction have been or will be terminated, together with the security interests and rights created thereby, and Seller has not signed any other such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. The Subject Assets comprise of all assets necessary for or material to the continued conduct of the Business by the Buyer as currently conducted by Seller.

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        (b) To the knowledge of Seller, there does not exist any material defect in any of the software for the Business that is of a nature of a latent defect which would render such software unfit for its continued use in its current mode.

2.8.    Intellectual Property Rights.

        To the Seller's knowledge, the Company owns or possesses sufficient legal rights to all, patents, copyrights, trade secrets, licenses and all other intellectual property rights necessary for the Business as now conducted without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting the Business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. All intellectual property rights related to the Business are listed in Exhibit 2 attached hereto.

2.9.    Litigation.

        There is no litigation pending (or, to the knowledge of the Seller, threatened) against the Seller related to the Business and there are no outstanding court orders, court decrees, or court stipulations to which the Seller is a party and by which any of the Subject Assets is bound, that (a) conflict with or seek to enjoin or prevent this Agreement or affect the transactions contemplated hereby, or (b) materially restrict the present business, properties, operations, prospects, assets or condition, financial or otherwise, of the Business, or (c) will result in any materially adverse change in the Subject Assets or the Business.

2.10.   Product Warranty Claims.

        As of the date of this Agreement: (i) there have been no product or service warranty claims made by customers of Seller relating to the Business for an amount in excess of $5,000 with respect to any single claim or for amounts in excess of $50,000 with respect to all claims made in any fiscal year; (ii) there have been no product recalls having a customary standard unit cost in excess of $5,000 with respect to any single recall or of products having a customary standard unit cost in excess of $50,000 in the aggregate with respect to all product recalls in any fiscal year; and (iii) except as stated in the end user license agreement there are no product or service warranties outstanding or currently being offered to customers of Seller relating to the Business.

2.11    Product Liability Claims.

        No product liability or other tort claims have been made or, to the knowledge of Seller, threatened against the Seller, relating to products sold or services performed by the Business in the past three (3) years. To the knowledge of the Seller, there are no defects in the design or manufacture of the products manufactured, distributed or sold by Seller as related to the Business on or before the date hereof.

2.12    Year 2000

        All operating codes, programs, utilities of the Subject Assets are designed to record, store, process, and present calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, as provided on or before December 31, 1999. Such software and hardware is designed to not lose functionality or degrade in performance as a consequence of such software operating at a date later than December 31, 1999.

2.13.   Disclosure of Material Information.

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        No representation or warranty of Seller contained in this Agreement, or any other document, certificate or other instrument referenced in this Agreement or any Schedule or Exhibit hereto, contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

3.      PRECLOSING COVENANTS AND CONDITIONS PRECEDENT TO CLOSING

3.1 Seller will conduct the Business from the Effective Date to the Closing only in the ordinary course of business on a basis consistent with past practice. Seller will not pursue, sign, or enter into any OEM or distribution agreements material to the Business from the Effective Date to the Closing.

3.2 Prior to the Closing, Seller shall; (i) have delivered to Buyer the source code for Easy Language 25 for Windows and (ii) Seller shall demonstrate to Buyer that the final executable code to this product can in fact be derived from this source code. Seller shall provide its best technical efforts to assist Buyer in realizing this condition.

4.      REPRESENTATIONS AND WARRANTIES OF BUYER.
        Buyer hereby represents and warrants to Seller as follows:

4.1.    Authority and Binding Effect.

        The Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms.

4.2.    No  Conflicts.

        Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby in accordance with the terms hereof (i) will materially conflict with, result in a material breach of or constitute a material default under any indenture, mortgage, lease or other agreement to which the Buyer is a party or to which it or any of its properties may be subject or (ii) will result in a material violation of any order, writ, injunction, decree or award of any court or governmental authority to which the Buyer or any of its properties may be subject.

4.3.    Authorization.

        No approval, consent, withholding of objection or other authorization is required from any court, administrative agency or governmental authority in connection with the execution, delivery or performance by the Buyer of this Agreement and the related agreements referred to herein. The

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        execution, delivery or performance by the Buyer under this Agreement do not conflict with or constitute a breach or default of any law or regulation to which the Buyer is submitted, of the Articles of Association and/or Bylaws and of any agreement entered into or binding upon the Buyer.

4.4     Disclosure of Material Information.

        No representation or warranty of Buyer contained in this Agreement, or any other document, certificate or other instrument referenced in this Agreement or any Schedule or Exhibit hereto, contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

5.      COVENANTS OF SELLER.

        The Seller hereby covenants and agrees with the Buyer as follows:

5.1 After the Effective Date, Seller will not sell or ship any products related to the Business to any OEM anywhere in the World. Subject to the provisions of the previous sentence: (a) after the Effective Date and until August 31, 1999, Seller will only sell or ship products related to the Business to those accounts listed on Exhibit A attached hereto and Exhibit A to the Letter of Intent signed between the Parties dated July 15, 1999 (the "Letter of Intent"); and (b) after August 31, 1999 and until November 30, 1999, Seller will only sell or ship products related to the Business to those accounts listed on Exhibit A attached to the Letter of Intent. After November 30, 1999, Seller will not ship or sell any products related to Business to any person or entity anywhere in the World. Notwithstanding the foregoing, Seller will never ship or sell the Easy Language 35 for Windows product (a product currently under development), or any product with similar functions to the Easy Language 35 for Windows product, to any person or entity anywhere in the World.

5.2 On or before August 31, 1999, Seller and Buyer shall send a letter to Seller's channel parties (distributors, resellers, retailers, etc...) requesting they return any remaining inventory to Seller. Such letter shall be sent by registered or certified mail, or overnight courier, as Buyer shall designate.

5.3 Within 7 days following the Closing, a joint letter from top management of Seller and Buyer will be sent by Buyer at its sole expense to all VoiceDirect registered users making a special offer to upgrade to L&H Voice Xpress.

5.4.    Non-Competition by Seller.

        Seller, in order to induce Buyer to enter into this Agreement, expressly covenants and agrees that neither Seller, nor any entity wholly or substantially controlled by or under common control with Seller will, directly or indirectly, for a period of five (5) years following the Closing Date, develop or distribute products relating to language translation or language learning anywhere in the World.

5.5     Payment of Debts.

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        Buyer and Seller will each pay their own debts and liabilities retained or assumed according to this Agreement.

5.6.    End User Support.

        The Seller shall provide technical support for all of the software products listed on Exhibit 5 attached hereto for ninety (90) days after the Closing Date. Thereafter, the Seller shall refer all technical support calls and customer service calls to the Buyer at www.lhsl.com (for international and domestic customers) and 1-800-380-1234 (for domestic customers) and the Buyer shall be solely responsible for all technical support and customer service for all of the software products listed on Exhibit 5 attached hereto.

5.7     Product Claims and Returns.

        The Seller shall be responsible for customer claims relating to services rendered by Seller, and customer claims relating to, or returns of, products of the Seller which were sold and shipped by the Seller.

5.8.    Support to Buyer.

        Seller shall give free reasonable telephone and e-mail support and consulting related to technical and engineering issues of the Business during a period of two months following the Closing upon request of Buyer.

6.      CONDITIONS TO OBLIGATIONS OF THE BUYER.

        The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions:

6.1     Representations; Warranties; Covenants.

        Each of the representations and warranties of the Seller set forth in this Agreement shall be accurate in all respects as if made on and as of the date of Closing as well as on the date hereof, other than with respect to representations and warranties that refer to or speak as of a certain date, and except for changes occurring in the ordinary course of business. The Seller shall have performed in all respects all those obligations and shall have complied with those covenants required to be observed under this Agreement prior to the Closing.

6.2.    No Material Adverse Change.

        During the period from the date hereof to the Closing, there shall not have been any material adverse change in the condition, financial or otherwise or the results of operation of the Business other than changes in the ordinary course none of which has been materially adverse, and the Seller shall not have sustained any damage by casualty to, or destruction of the Subject Assets, whether or not insured, which materially and adversely affects the operation of the Business.

7.      INDEMNIFICATION.

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7.1.    The Seller hereby agrees to indemnify, defend and hold the Buyer and the
        Buyer's successors and assigns, harmless from, against and in respect of any and all losses, judgments, settlements, claims, fines penalties, liabilities, costs or expenses incurred or sustained by the Buyer or such other persons or entities to the extent attributable to any breach of any warranty by the Seller made in, or any non-performance of any covenant, agreement or obligation to be performed on the part of the Seller under this Agreement or arising out of any liabilities of Seller not expressly assumed hereunder.

7.2. The Buyer hereby agrees to indemnify and hold the Seller and the Seller's successors and assigns harmless from and against and in respect of any and all losses, judgments, settlements, claims, fines penalties, liabilities, costs or expenses incurred or sustained by the Seller or such other persons or entities to the extent attributable to any breach of any warranty by the Buyer made in, or any non-performance of any covenant, agreement or obligation to be performed on the part of the Buyer under this Agreement.

7.3     Claims for Indemnification.

        Whenever any claim shall arise for indemnification hereunder, the indemnified party (the "INDEMNIFIED PARTY") shall promptly notify the indemnifying party (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonable withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in this Agreement.

7.4     Defense by Indemnifying Party.

        In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume and control the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and
        (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

7.5     Payment of Indemnification Obligation.

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        Seller agrees to consent, in writing, to any disbursement from the escrow created by article 1.2 hereof requested by Buyer in connection with an uncontested claim for indemnification by the Buyer pursuant to this Article.

7.6     Survival of Representations; Claims for Indemnification.

        All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the second anniversary of the Closing Date, except for claims, if any, asserted in writing prior to such second anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this section shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such two-year period.

7.7     Ceiling.

        Seller shall only be required to make payments with respect to such damages for breaches of representations or warranties within the scope of these indemnifications up to an amount equal to the total purchase price paid by Buyer to Seller under article 1.2 of this Agreement. Buyer shall only be required to make payments with respect to such damages or matters within the scope of these indemnifications up to 1,000,000USD.

8.      TERMINATION OF AGREEMENT.

8.1.    Termination.

        At any time prior to the Closing, this Agreement may be terminated (i) by mutual consent of Buyer and Seller with the approval of their respective Board of Directors, notwithstanding prior approval of this Agreement by the Board of Directors of any party, (ii) by either Buyer or Seller if there has been a material breach of a representation or warranty or breach of covenant by the other party in its representations, warranties and covenants set forth herein, (iii) by Buyer if the conditions stated in Article 3 and 6 have not been satisfied at or prior to the Closing, and (iv) by Buyer or Seller if the Closing does not occur on or before August 31, 1999.

8.2.    Effect of Termination.

        If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to the non-breaching parties for their damages and out-of-pocket expenses. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party). In the event this Agreement is terminated: (i) by Buyer and Seller pursuant to article 8.1(i); (ii) by Buyer pursuant to articles 8.1(ii) or 8.1(iii); or (iii) by operation of this Agreement pursuant to Article 8.1(iv), Seller shall, on or before two (2) business days after such termination return the 50,000 USD "good faith" payment made by Buyer pursuant to article 1.2.1 to Buyer, assuming that Seller has actually received such funds from Buyer.

8.3.    Right to Proceed.

        Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 6 hereof shall have not been satisfied, Buyer shall have the right to waive the Buyers' right to require fulfillment of any such condition and to proceed with the transactions contemplated hereby.

9.      MISCELLANEOUS.

9.1.    Notices.

        Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a facsimile transmission, receipt telephonically confirmed) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been sent by internationally recognized overnight courier:

        If to Seller to:

           International Microcomputer Software, Inc.
           ATTN: Legal Department
           75 Rowland Way
           Novato, CA 94945
           T: 415/878-4000
           F: 415/893-9860

        If to Buyer, to:

           Lernout & Hauspie Speech Products N.V.
           Flanders Language Valley 50
           B-8900 Ieper, Belgium
           Attn: Legal Dept
           Tel: 011-32 57 228888
           Fax: 011 32 57 219661

        And in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

9.2.    Publicity and Disclosures.

        No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement, except as required by this Agreement, shall be made by either party without the prior knowledge and written consent of the other party, except as otherwise required by applicable law, such consent not to be unreasonably withheld. Buyer acknowledges that Seller is required to publicly disclose this transaction within a reasonable time after Closing.

9.3.    Confidentiality.

        The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the other in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder unless such information is or hereafter becomes public information. Furthermore, after the Closing Date, Seller, nor any person controlling, controlled by or under common control with Seller will, for any reason, directly or indirectly, for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information transferred pursuant to this Agreement, except to Buyer, its officers, directors, employees or agents, in connection with the operation of the Business by Seller before or by Buyer after the Closing Date, except as may be required to be disclosed by law.

9.4.    Entire Agreement.

        This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

9.5.    Severability.

        The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

9.6.    Assignability.

        This Agreement may not be assigned otherwise than by operation of law
        (a) by Buyer without the prior written consent of Seller, or (b) by Seller without the prior written consent of Buyer. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.7.    Amendment.

        This Agreement may be amended only by a written agreement executed by Buyer and Seller.

9.8.    Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of California (other than the choice of law principles thereof). Any claim, action, suit or other proceeding initiated by any of the Sellers' Indemnified Persons against Buyer, or by any of the Buyer's Indemnified Persons against any Seller, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state courts in San Francisco, California, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and Seller and Buyer hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Seller and Buyer hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

9.9     Brokers.

        9.9.1 For the Seller. The Seller represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

        9.9.2 For the Buyer. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

9.10.   Counterparts.

        This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.11.   Effect of Table of Contents and Headings.

        Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

9.12.   Rules of Construction.

        Neither this Agreement nor any other agreement, document or instrument referred to herein or executed or delivered in connection herewith shall be construed against either party as the principal draft person hereof or thereof.

9.13    Fees and expenses.

        Each Party will bear its own fees and expenses.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

Seller:                                        Buyer:

IMSI                                           L&H Applications USA Inc.

BY:     /s/ COSTA JOHN                         BY:        /s/ GASTON BASTIAENS
      ------------------------------                 --------------------------
Name:       Costa John                         Name:          Gaston Bastiaens
      ------------------------------                 --------------------------
Title:      Chief Executive Officer            Title:         President and CEO
      ------------------------------                 --------------------------
Date:       August 10, 1999                    Date:          August 11, 1999
      ------------------------------                 --------------------------

                                    EXHIBITS

               Exhibit 1:    Customer/Distribution List

               Exhibit 2:    Patents and Trademarks

               Exhibit 3:    Non-Disclosure Agreement

               Exhibit 4:    Language Learning Product Lines

               Exhibit 5:    Summary of Assets

               Exhibit 6:    Escrow Agreement

                      EXHIBIT 1: CUSTOMER/DISTRIBUTION LIST

        UNITED STATES:
        Merisel
        Navarre
        GT Interactive
        Ingram
        TechData

        CANADA:
        Ingram
        Merisel

        LATIN AMERICA:
        MSD - Brazil
        Funny Life - Mexico
        CD ROM Show - Argentina

        SOUTH AFRICA:
        Siltek

        EUROPE:
        ARES - Spain
        GTI - Spain
        GEM - UK
        IOPI - Italy
        Buhl - Germany
        Innelec - France
        Sybex - France
        Thali - Switzerland
        PF1 - Israel
        TeleDireckt - Holland
        Unitech - Greece

        ASIA:
        Modern - India
        Acer - Singapore
        Softchina - Taiwan, P.R.C.
        Winning Run - Japan
        Jarrir - Saudi Arabia

                        EXHIBIT 2: PATENTS AND TRADEMARKS

                       EXHIBIT 3: NON-DISCLOSURE AGREEMENT

                   EXHIBIT 4: LANGUAGE LEARNING PRODUCT LINES

               IMSI Easy Language 25 World in 1
               IMSI Easy Language Deluxe Suite
               IMSI Easy Language Conversational Skills
               IMSI Easy Language 17 in 1
               Easy Language 3.0
               Easy Language Spanish
               Easy Language 6 in 1
               IMSI Easy Language 35 (this product is still under development)

                          EXHIBIT 5: SUMMARY OF ASSETS

EASY LANGUAGE 35 WORLD LANGUAGES - (PRODUCT UNDER DEVELOPMENT)
        - Current development status of all and any Source and Object Code
        - Any unique development tools created by of for IMSI
EASY LANGUAGE DELUXE SUITE -
        - Source and Object Code
        - Registered user database
        - Press clippings
        - Artwork
           -   Sell Sheet
           -   Box
           -   CD Label
EASY LANGUAGE 25 WORLD LANGUAGES -
        - Source and Object Code
        - Registered user database
        - Press clippings
        - Artwork
           -   Dictionary Cover
           -   Sell Sheet
           -   CD Label
           -   Jewel Case Cover
           -   Box
EASY LANGUAGE 17 IN 1 -
        - Source and Object Code
        - Registered user database
        - Press clipping
        - Artwork
           -   Box
           -   Dictionary Cover
           -   Jewel Case Cover
           -   Sell Sheet
           -   CD label
           -   Shelf Talker
EASY LANGUAGE CONVERSATIONAL -
        - Source and Object Code
        - Registered user database
        - Press clipping
        - Artwork
           -   Box
           -   CD Label
           -   Jewel Case Cover
           -   Manual Cover
           -   Sell Sheet
EASY LANGUAGE 6 IN 1 -
        - Source and Object Code
EASY LANGUAGE SPANISH -
        - Source and Object Code
        - Artwork
           -   Box
           -   Jewel Case cover
           -   CD Label
NON-PRODUCT SPECIFIC ASSETS -
        - Voice Direct registered user database
        - 20,000 images from Masterclips
        - "Easy Language" Trademark
        - "Easy Language" Copyright

                           EXHIBIT 6: ESCROW AGREEMENT